EXHIBIT 24(b)(11)




                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer Global Growth & Income Fund:

We consent to the use in this Registration Statement of Oppenheimer Global Growth & Income Fund of our report dated October 21, 1997, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to our firm under the heading "Financial Highlights" included in the Prospectus, which is also a part of such Registration Statement.



                                          /s/ KPMG Peat Marwick LLP
                                          -------------------------
                                          KPMG Peat Marwick LLP



Denver, Colorado
January 23, 1998